Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141639, No. 333-184955 and 333-206338) of Cellcom Israel Ltd. of our report dated March 18, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2018 and of our report dated March 14, 2017 relating to the consolidated financial statements, which appear in this Form 20-F.

Tel-Aviv, Israel March 18, 2019	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited

  Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
   P.O Box 50oo5 Tel-Aviv 6150001  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

  Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity